UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 7, 2016

Date of Report (Date of earliest event reported)

Caesars Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	001-36207	46-2672999
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

Amendment to CIE Proceeds and Reservation of Rights Agreement

On October 7, 2016, Caesars Acquisition Company (“CAC”), Caesars Interactive Entertainment, LLC (formerly known as Caesars Interactive Entertainment, Inc.), an indirect subsidiary of CAC (“CIE”), Caesars Entertainment Corporation (“CEC”), and Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“CEOC”), entered into an amendment (the “CIE Proceeds Amendment”) to the CIE Proceeds and Reservation of Rights Agreement, dated as of September 9, 2016, by and among CAC, CIE, CEC, and CEOC (the “CIE Proceeds Agreement”).

The CIE Proceeds Amendment provides that the maximum amount to be paid pursuant to the CIE Proceeds Agreement to CEC for payment of (a) certain professional fees and disbursements and (b) other amounts in accordance with the Second Lien Bond RSA (as defined below) (the “CEC Expense Amounts”) will be increased to $235 million and allows CEC to use the CEC Expense Amounts to pay certain fees pursuant to the Restructuring Support, Forbearance, and Settlement Agreement, dated as of October 4, 2016, by and among CAC (solely with respect to certain sections therein), CEC, CEOC, the holders of claims in respect of CEOC’s second lien notes and the Official Committee of Second Priority Noteholders (the “Second Lien Bond RSA”). The CIE Proceeds Amendment also modifies the time periods in which certain funds may be released to CEC from the escrow.

The foregoing description of the CIE Proceeds Amendment does not purport to be complete and is qualified in its entirety by reference to the CIE Proceeds Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to the CGP Operating Agreement

On October 7, 2016, CAC, CEC, and certain subsidiaries of CEC (the “CEC Members”) entered into a second amendment (the “CGP Operating Agreement Amendment”) to the Amended and Restated Limited Liability Company Agreement of Caesars Growth Partners, LLC (“CGP”), to, among other things, (a) increase the maximum amount of special distributions from CGP to the CEC Members to $235 million and (b) permit the use of such distributions to satisfy certain payment obligations set forth in the CIE Proceeds Agreement, as amended, and the Second Lien Bond RSA.

The foregoing description of the CGP Operating Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the CGP Operating Agreement Amendment, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Important Additional Information

Pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2016, between CAC and CEC, among other things, CAC will merge with and into CEC, with CEC as the surviving company (the “Merger”). In connection with the Merger, CAC and CEC will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement/prospectus, as well as other relevant documents concerning the proposed transaction. Stockholders are urged to read the Registration Statement and joint proxy statement/prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of such joint proxy statement/prospectus, as well as other filings containing information about CAC and CEC, at the SEC’s website (www.sec.gov), from CAC Investor Relations (investor.caesarsacquisitioncompany.com) or from CEC Investor Relations (investor.caesars.com).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Amendment No. 1 to CIE Proceeds and Reservation of Rights Agreement, dated as of October 7, 2016, by and among Caesars Interactive Entertainment, LLC, Caesars Acquisition Company, on behalf of itself and each of its direct and indirect subsidiaries, Caesars Entertainment Corporation, on behalf of itself and each of its direct and indirect subsidiaries, other than Caesars Entertainment Operating Company, Inc., and Caesars Entertainment Operating Company, Inc. on behalf of itself and each of the debtors in the Chapter 11 Cases.

10.2	Second Amendment to the Amended and Restated Limited Liability Company Agreement of Caesars Growth Partners, LLC, dated as of October 21, 2013, dated as of October 7, 2016, entered into by and among Caesars Acquisition Company, in its capacity as Caesars Growth Partners, LLC’s managing member and as a member of Caesars Growth Partners, LLC, HIE Holdings, Inc., Harrah’s BC, Inc. and Caesars Entertainment Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2016		Caesars Acquisition Company

	By:	/s/ Craig J. Abrahams
Craig J. Abrahams Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to CIE Proceeds and Reservation of Rights Agreement, dated as of October 7, 2016, by and among Caesars Interactive Entertainment, LLC, Caesars Acquisition Company, on behalf of itself and each of its direct and indirect subsidiaries, Caesars Entertainment Corporation, on behalf of itself and each of its direct and indirect subsidiaries, other than Caesars Entertainment Operating Company, Inc., and Caesars Entertainment Operating Company, Inc. on behalf of itself and each of the debtors in the Chapter 11 Cases.

10.2	Second Amendment to the Amended and Restated Limited Liability Company Agreement of Caesars Growth Partners, LLC, dated as of October 21, 2013, dated as of October 7, 2016, entered into by and among Caesars Acquisition Company, in its capacity as Caesars Growth Partners, LLC’s managing member and as a member of Caesars Growth Partners, LLC, HIE Holdings, Inc., Harrah’s BC, Inc. and Caesars Entertainment Corporation.